Exhibit 99.2

Google Inc.

CONSOLIDATED BALANCE SHEETS

(In millions)

	As of December 31, 2010*	As of December 31, 2011

		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$13,630	$9,983
Marketable securities	21,345	34,643
Accounts receivable, net of allowance	4,252	5,427
Receivable under reverse repurchase agreements	750	745
Deferred income taxes, net	259	215
Prepaid revenue share, expenses and other assets	1,326	1,745

Total current assets	41,562	52,758
Prepaid revenue share, expenses and other assets, non-current	442	499
Deferred income taxes, net, non-current	265	—
Non-marketable equity securities	523	790
Property and equipment, net	7,759	9,603
Intangible assets, net	1,044	1,578
Goodwill	6,256	7,346

Total assets	$57,851	$72,574

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$483	$588
Short-term debt	3,465	1,218
Accrued compensation and benefits	1,410	1,818
Accrued expenses and other current liabilities	961	1,370
Accrued revenue share	885	1,168
Securities lending payable	2,361	2,007
Deferred revenue	394	547
Income taxes payable, net	37	197

Total current liabilities	9,996	8,913

Long-term debt	—	2,986
Deferred revenue, non-current	35	44
Income taxes payable, non-current	1,200	1,693
Deferred income taxes, net, non-current	—	287
Other long-term liabilities	379	506

Stockholders' equity:
Common stock and additional paid-in capital	18,235	20,264
Accumulated other comprehensive income	138	276
Retained earnings	27,868	37,605

Total stockholders' equity	46,241	58,145

Total liabilities and stockholders' equity	$57,851	$72,574

*	Derived from audited financial statements.

Google Inc.

CONSOLIDATED STATEMENTS OF INCOME

(In millions, except share amounts which are reflected in thousands and per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2011	2010*	2011
	(unaudited)			(unaudited)

Revenues	$8,440	$10,584	$29,321	$37,905

Costs and expenses:

Cost of revenues (including stock-based compensation expense of $45, $77, $67, $249)	2,946	3,702	10,417	13,188
Research and development (including stock-based compensation expense of $224, $266, $861, $1,061)	1,051	1,298	3,762	5,162

Sales and marketing (including stock-based compensation expense of $76, $105, $261, $361)	902	1,268	2,799	4,589
General and administrative (including stock-based compensation expense of $51, $88, $187, $303)	559	809	1,962	2,724
Charge related to the resolution of Department of Justice investigation	—	—	—	500

Total costs and expenses	5,458	7,077	18,940	26,163

Income from operations	2,982	3,507	10,381	11,742
Interest and other income (expense), net	160	(18)	415	584

Income before income taxes	3,142	3,489	10,796	12,326
Provision for income taxes	599	784	2,291	2,589

Net income	$2,543	$2,705	$8,505	$9,737

Net income per share - basic	$7.95	$8.34	$26.69	$30.17

Net income per share - diluted	$7.81	$8.22	$26.31	$29.76

Shares used in per share calculation - basic	319,946	324,204	318,702	322,778

Shares used in per share calculation - diluted	325,536	329,002	323,251	327,214

*	Derived from audited financial statements.

Google Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2011	2010*	2011
	(unaudited)			(unaudited)
Operating activities
Net income	$2,543	$2,705	$8,505	$9,737
Adjustments:
Depreciation and amortization of property and equipment	280	385	1,067	1,396
Amortization of intangible and other assets	101	118	329	455
Impairment of equity investments	—	110	—	110
Stock-based compensation expense	396	536	1,376	1,974
Excess tax benefits from stock-based award activities	(51)	(25)	(94)	(86)
Deferred income taxes	(14)	(183)	9	343
Other	(5)	3	(12)	6
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	(673)	(909)	(1,129)	(1,156)
Income taxes, net	397	463	102	731
Prepaid revenue share, expenses and other assets	(59)	(116)	(414)	(262)
Accounts payable	(42)	29	272	101
Accrued expenses and other liabilities	429	540	745	795
Accrued revenue share	145	189	214	259
Deferred revenue	79	79	111	162

Net cash provided by operating activities	3,526	3,924	11,081	14,565

Investing activities
Purchases of property and equipment	(2,545)	(951)	(4,018)	(3,438)
Purchases of marketable securities	(6,396)	(17,979)	(43,985)	(61,672)
Maturities and sales of marketable securities	6,730	15,639	37,099	48,746
Investments in non-marketable equity securities	(55)	(70)	(320)	(428)
Cash collateral received (returned) related to securities lending	(500)	(1,048)	2,361	(354)
Investments in reverse repurchase agreements	125	400	(750)	5
Acquisitions, net of cash acquired, and purchases of intangible and other assets	(208)	(550)	(1,067)	(1,900)

Net cash used in investing activities	(2,849)	(4,559)	(10,680)	(19,041)

Financing activities
Net proceeds (payments) related to stock-based award activities	359	15	294	(5)
Excess tax benefits from stock-based award activities	51	25	94	86
Repurchase of common stock in connection with acquisitions	—	—	(801)	—
Proceeds from issuance of debt, net of costs	2,702	2,125	5,246	10,905
Repayments of debt	(1,360)	(2,125)	(1,783)	(10,179)

Net cash provided by financing activities	1,752	40	3,050	807

Effect of exchange rate changes on cash and cash equivalents	(56)	(52)	(19)	22

Net increase (decrease) in cash and cash equivalents	2,373	(647)	3,432	(3,647)
Cash and cash equivalents at beginning of period	11,257	10,630	10,198	13,630

Cash and cash equivalents at end of period	$13,630	$9,983	$13,630	$9,983

*	Derived from audited financial statements.

The following table presents our revenues by revenue source (in millions, unaudited):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2011	2010	2011
Advertising revenues:
Google websites	$5,672	$7,294	$19,444	$26,145
Google Network Members' websites	2,495	2,880	8,792	10,386

Total advertising revenues	8,167	10,174	28,236	36,531
Other revenues	273	410	1,085	1,374

Revenues	$8,440	$10,584	$29,321	$37,905

The following table presents our revenues, by revenue source, as a percentage of total revenues (unaudited):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2010	2011	2010	2011
Advertising revenues:
Google websites	67%	69%	66%	69%
Google Network Members' websites	30%	27%	30%	27%

Total advertising revenues	97%	96%	96%	96%
Other revenues	3%	4%	4%	4%

Revenues	100%	100%	100%	100%